UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 9, 2016

Dorman Products, Inc.

(Exact name of Registrant as Specified in Charter)

Pennsylvania	000-18914	23-2078856
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 East Walnut Street, Colmar, Pennsylvania 18915

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (215) 997-1800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 9, 2016, the Company announced that its Board of Directors has approved a resolution to increase and extend its share repurchase program by an additional $100 million, raising the aggregate authorization under the program to $250 million. The Company has spent $98.6 million to date under the existing authorization.

The authorization is effective through December 31, 2018. Stock repurchases under the program may be made from time to time, as the Company deems appropriate, based on factors such as market conditions, share price, share availability and other factors. There can be no assurance as to the number of shares the Company will purchase, if any, and the program may be modified, renewed, suspended or terminated by the Company at any time without prior notice.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding the share repurchase program. These statements are neither promises or guarantees and involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements, including, without limitation, risks relating to the Company’s ability to implement and make appropriate, timely and beneficial decisions as to when, how and if to purchase shares under the share repurchase program; and other risks described in the Company’s filings with the SEC.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated December 9, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.

Date: December 9, 2016	By:	/s/ Kevin M. Olsen
Name: Kevin M. Olsen
Title: Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated December 9, 2016